EXHIBIT 10.1

State of Delaware Secretary of State Division of Corporations Delivered 03:58 PM 11/28/2011 FILED 03:58 PM 11/28/2011 SRV 111232082 – 4707635 FILE

CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION of
Medisafe 1 Technologies Corp.

Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:  That at a meeting of the Board of Directors of Medisafe 1 Technologies Corp, (the “Corporation”), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to the advisable:

RESOLVED, that the Board of Directors declares it advisable and in the best interest of the Company that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

“FOURTH:  The total number of shares which the Company shall have the authority to issue is 500,000,000 shares of Common Stock, with a par value of $0.0001 per share.”

SECOND:  That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Jacob Elhadad this 30th Day of September, 2011.

/s/ Jacob Elhadad

Jacob Elhadad
Authorized Officer